Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER OPERATING RESULTS

•	Earnings of $109 million

•	Loan and lease originations of $1.5 billion

•	Available liquidity of $1.5 billion

•	Annualized net credit losses of 3.0%

FORT WORTH, TEXAS November 9, 2011 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $109 million for the quarter ended September 30, 2011, and $282 million for the nine months ended September 30, 2011.

Loan originations were $1.4 billion for the quarter ended September 30, 2011, compared to $1.3 billion for the quarter ended June 30, 2011, and $959 million for the quarter ended September 30, 2010. Loan originations for the nine months ended September 30, 2011, were $3.8 billion, compared to $2.5 billion for the nine months ended September 30, 2010. Finance receivables totaled $9.4 billion at September 30, 2011.

Lease originations of General Motors Company (“GM”) vehicles were $189 million for the quarter ended September 30, 2011, compared to $173 million for the quarter ended June 30, 2011. Lease originations of GM vehicles totaled $672 million for the nine months ended September 30, 2011. Leased vehicles, net, totaled $564 million at September 30, 2011.

Finance receivables 31-to-60 days delinquent were 4.7% of the portfolio at September 30, 2011, compared to 6.2% at September 30, 2010. Accounts more than 60 days delinquent were 1.7% of the portfolio at September 30, 2011, compared to 2.5% a year ago.

Annualized net charge-offs were 3.0% of average finance receivables for the quarter ended September 30, 2011, compared to 5.4% for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, annualized net charge-offs were 3.1%, compared to 5.8% last year.

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The Company had total available liquidity of $1.5 billion at September 30, 2011, consisting of $307 million of unrestricted cash, approximately $860 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,400 employees, 700,000 customers and $10 billion in auto receivables and leases. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s transition report on Form 10-K/T for the six month period ended December 31, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, unpredictable leased vehicle residual values and return rates, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

On October 1, 2010, the Company was acquired by General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company. The merger was accounted for under purchase accounting whereby the purchase price of the transaction was allocated to the assets acquired and liabilities assumed based upon fair market values. As a result of the purchase price allocation, the carrying value of GM Financial’s net finance receivables, deferred tax assets, credit facilities, securitization notes payable and uncertain tax positions increased. Additionally, goodwill of approximately $1.1 billion was established on October 1, 2010. The consolidated financial statements as of and for the three and nine months ended September 30, 2011 (labeled “Successor”) reflect the change in basis from the application of purchase accounting. The consolidated financial statements for the periods prior to the merger (labeled “Predecessor”), have been prepared on the same basis as the audited financial statements included in the annual report on Form 10-K for the year ended June 30, 2010.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Revenue
Finance charge income	$348,285	$907,047	$342,349	$1,020,772
Other income	42,396	108,686	30,275	74,630

	390,681	1,015,733	372,624	1,095,402

Costs and expenses
Operating expenses	88,135	249,920	68,855	212,374
Leased vehicles expenses	17,864	39,446	6,539	20,847
Provision for loan losses	50,941	134,935	74,618	198,527
Interest expense	56,295	139,729	89,364	294,678
Acquisition expenses			42,651	42,651
Restructuring charges, net			(39)	715

	213,235	564,030	281,988	769,792

Income before income taxes	177,446	451,703	90,636	325,610
Income tax provision	68,639	169,840	39,336	125,554

Net income	$108,807	$281,863	$51,300	$200,056

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	September 30,	December 31,	September 30,
	2011	2010	2010
Assets
Cash and cash equivalents	$307,215	$194,554	$537,529
Finance receivables, net	8,917,970	8,197,324	8,147,086
Restricted cash – securitization notes payable	929,196	926,082	975,942
Restricted cash – credit facilities	124,979	131,438	134,468
Property and equipment, net	46,487	47,290	36,592
Leased vehicles, net	564,103	46,780	54,730
Deferred income taxes	119,017	157,884	77,999
Goodwill	1,107,684	1,094,923
Other assets	190,083	122,463	143,064

Total assets	$12,306,734	$10,918,738	$10,107,410

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$552,871	$831,802	$617,415
Securitization notes payable	6,901,572	6,128,217	6,273,224
Senior notes	500,000	70,054	70,620
Convertible senior notes	500	1,446	419,693
Accounts payable and accrued expenses	194,244	97,169	138,072
Taxes payable	83,231	160,712	70,366
Intercompany taxes payable	245,369	42,214
Interest rate swap agreements	16,050	46,797	60,895
Other liabilities	6,882	10,219	6,504

Total liabilities	8,500,719	7,388,630	7,656,789

Shareholder’s equity	3,806,015	3,530,108	2,450,621

Total liabilities and shareholder’s equity	$12,306,734	$10,918,738	$10,107,410

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Cash flows from operating activities:
Net income	$108,807	$281,863	$51,300	$200,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,353	72,397	14,649	50,047
Amortization of purchase accounting premium	(13,007)	(57,698)
Amortization of accretable yield	16,853	143,775
Accretion and amortization of loan and leasing fees	(6,996)	(14,910)	(942)	(163)
Provision for loan losses	50,941	134,935	74,618	198,527
Deferred income taxes	3,303	41,159	452	(68,692)
Stock-based compensation expense	3,532	9,585	5,019	13,228
Other	(5,968)	(23,148)	(8,175)	(5,157)
Changes in assets and liabilities:
Other assets	1,699	27,743	16,373	49,813
Accounts payable and accrued expenses	8,721	(500)	(9,957)	17,490
Taxes payable	7,795	(79,518)	1,405	13,311
Intercompany taxes payable	59,214	203,155

Net cash provided by operating activities	266,247	738,838	144,742	468,460

Cash flows from investing activities:
Purchases of receivables	(1,340,610)	(3,793,696)	(940,763)	(2,445,707)
Principal collections and recoveries on receivables	936,431	2,816,607	883,807	2,709,871
Purchases of leased vehicles	(166,978)	(584,726)
Proceeds from termination of leased vehicles	10,956	32,017
Net change in restricted cash and other	(3,801)	(27,152)	2,351	(55,221)

Net cash (used) provided by investing activities	(564,002)	(1,556,950)	(54,605)	208,943

Cash flows from financing activities:
Net change in credit facilities	133,442	(274,040)	(68,030)	(179,011)
Net change in securitization notes payable	33,380	828,527	254,488	(228,946)
Issuance of senior notes		500,000
Other net changes	(85,397)	(120,132)	(21,297)	(51,879)

Net cash provided (used) by financing activities	81,425	934,355	165,161	(459,836)

Net (decrease) increase in cash and cash equivalents	(216,330)	116,243	255,298	217,567
Effect of Canadian exchange rate changes on cash and cash equivalents	(2,183)	(3,582)	(42)	318

Cash and cash equivalents at beginning of period	525,728	194,554	282,273	319,644

Cash and cash equivalents at end of period	$307,215	$307,215	$537,529	$537,529

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Loan origination volume	$1,358,115	$3,845,258	$959,004	$2,488,956
GM lease origination volume	188,706	672,417
GM new vehicle loans as % of total loan originations	30.9%	28.0%	15.7%	13.2%
GM new vehicle loans and leases as % of total loan and lease originations	39.3%	38.7%	15.7%	13.2%
Loans securitized	$954,915	$3,872,703	$1,164,267	$2,732,029

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Average finance receivables	$9,276,098	$8,958,549	$8,718,310	$8,850,833
Average leased vehicles, net	501,767	305,442	74,704	93,028

Average earning assets	$9,777,865	$9,263,991	$8,793,014	$8,943,861

	Successor		Predecessor
	September 30, 2011	December 31, 2010	September 30, 2010
Finance receivables:
Pre-acquisition finance receivables	$5,076,311	$7,724,188	$8,675,575
Post-acquisition finance receivables	4,361,893	923,713

	9,438,204	8,647,901	8,675,575
Add accretable yield:
Pre-acquisition finance receivables	83,006	423,556
Less non-accretable discount on:
Pre-acquisition finance receivables	(451,918)	(847,781)
Less allowance for loan losses on:
Post-acquisition finance receivables	(151,322)	(26,352)
Pre-acquisition finance receivables			(528,489)

	$8,917,970	$8,197,324	$8,147,086

Non-accretable discount as a percentage of pre-acquisition finance receivables	8.9%	11.0%

Allowance for loan losses as a percentage of post-acquisition finance receivables	3.5%	2.9%

Allowance for loan losses as a percentage of pre-acquisition finance receivables			6.1%

	September 30,	December 31,	September 30,
	2011	2010	2010
Loan delinquency as a percent of ending finance receivables:
31–60 days	4.7%	6.2%	6.2%
Greater than 60 days	1.7	2.4	2.5

Total	6.4%	8.6%	8.7%

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	5.4%	5.2%	6.1%	6.3%

Net charge-offs	$69,957	$209,053	$119,439	$387,097

Annualized net charge-offs as a percent of average finance receivables	3.0%	3.1%	5.4%	5.8%

Net recoveries as a percent of gross repossession charge-offs	55.3%	54.2%	46.4%	46.4%

Components of net margin:

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Finance charge income	$348,285	$907,047	$342,349	$1,020,772
Other income	42,396	108,686	30,275	74,630
Interest expense	(56,295)	(139,729)	(89,364)	(294,678)

Net margin	$334,386	$876,004	$283,260	$800,724

Annualized net margin as a percent of average earning assets:

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Finance charge income and other income	15.9%	14.6%	16.8%	16.4%
Interest expense	(2.3)	(2.0)	(4.0)	(4.4)

Net margin	13.6%	12.6%	12.8%	12.0%

	Successor		Predecessor
	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Operating expenses	$88,135	$249,920	$68,855	$212,374

Annualized operating expenses as a percent of average earning assets	3.6%	3.6%	3.1%	3.2%

Contact:

Caitlin DeYoung

(817) 302-7394